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EXHIBIT 5.1

                                {TBC Letterhead}


                                                  January 29, 2002



American Bio Medica Corporation
122 Smith Road
Kinderhook, New York 12106


         Re: Form S-3 Registration Statement


Ladies and Gentlemen:

         We have acted as counsel for American Bio Medica Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of (a) 4,227,420 common shares ("Shares"), par value $0.01 per share, of the Company, of which 2,549,000 are common shares of ABMC and 1,678,420 are common shares issuable upon the exercise of common share purchase warrants ("Shares") and (b) up to 1,274,500 common share purchase warrants ("Warrants").

         We have reviewed the corporate proceedings with respect to the authorization of the issuance of the Shares and the Warrants. We have also reviewed such questions of law, as we have deemed necessary and appropriate for the purposes of rendering the opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural person and with respect to all parties to agreements or instruments relevant hereto other than Company, that such parties had the requisite power and authority (corporate or otherwise), to execute and deliver such agreements or instruments and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

         Based on the foregoing, it is our opinion that the Shares, including the common shares issuable upon exercise of the Warrants, and Warrants, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         Our opinion expressed above is limited solely to the Business Corporation Law and Constitution of the State of New York ("BCL"), and the federal laws of the United States of America, in each case to the extent that the same may apply to or govern such opinion, and we express no opinion as to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named as an expert in the Prospectus filed as part of the Registration Statement.

                                          Very truly yours,

                                          Tuczinski, Burstein & Collura, P.C.

                                          By: /s/ Richard L. Burstein
                                             ------------------------
                                                  Richard L. Burstein